                  MERGER AGREEMENT AND PLAN OF REORGANIZATION

  THIS MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into on July 18, 1995, by and among NEWPARK RESOURCES, INC., a Delaware corporation ("Newpark"), PENHALL ACQUISITION CORPORATION, a Delaware corporation ("Newco"), which is a wholly-owned subsidiary of Newpark, PENHALL INTERNATIONAL, INC., a California corporation (the "Company"), and ROGER STULL ("Stull"), an individual, with reference to the following facts:

     A. Stull owns beneficially and of record approximately 87% of the outstanding capital stock of the Company. The term "Company Shares," as used herein, means 100% of the outstanding capital stock of the Company.

     B. The business of the Company is the provision of specialized construction equipment and services.

     C. The parties intend that this Agreement shall constitute a plan of reorganization (the "Plan") of the type described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan comprises the merger (the "Merger") of Newco into the Company in accordance with the applicable provisions of the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), with Newco disappearing and the Company surviving, and the conversion of the Company Shares into 3,636,363 newly issued shares of Common Stock of Newpark (the "Newpark Shares").

     D. Newpark, Newco, the Company and Stull believe that it is in their best interests to adopt and consummate the Plan.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:

     1.   Plan of Reorganization.
          ----------------------

          1.1   Adoption of Plan.  Newpark, Newco, the Company and Stull hereby
                ----------------
adopt the plan of reorganization herein set forth.

          1.2   Merger of Newco into the Company.  Subject to the provisions of
                --------------------------------
this Agreement, the CGCL and the DGCL, at the "Effective Time" (as defined in Section 1.4) Newco will be merged with and into the Company, and the separate corporate existence of Newco shall cease. The Company, which will retain its name, will be the surviving corporation in the Merger and shall continue its corporate existence under the laws of the State of California. The Merger will have the effects set forth in Section 1107 of the CGCL and Section 259 of the DGCL.

          1.3   Conversion of Shares.
                --------------------

                1.3.1 At the Effective Time, each of the Company Shares will be converted into 9.229043 shares of Common Stock of Newpark, being an aggregate of 3,636,363 newly issued shares of Common Stock of Newpark, subject to adjustment for the elimination of fractional shares. Cash equal to the "Share Value" (as defined in Section 18) of such eliminated fractional shares will be paid in lieu thereof. Certificates representing the Newpark Shares and checks for fractional shares will be delivered to the shareholders of the Company ("Shareholders") upon surrender to Newpark of valid stock certificates representing their Company Shares. Certificates representing the Newpark Shares initially will bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUER."

                1.3.2 At the Effective Time, each share of Common Stock of Newco that is issued and outstanding will be converted into one newly issued share of Common Stock of the Company. From and after the Effective Time, Newpark, as the sole shareholder of the Company, shall be entitled to receive, upon surrender to the Company of the certificate or certificates representing such shares, one or more certificates representing the Common Stock of the Company into which such shares have been converted.

          1.4   Effective Time.  If all of the conditions precedent to the
                --------------
parties' obligations to consummate the Merger under this Agreement are satisfied or waived and this Agreement has not been terminated in accordance with the provisions hereof, the parties shall cause an agreement of merger (the "Agreement of Merger") in form and substance as set forth in Exhibit 1.4 attached hereto to be duly executed and filed with the Secretary of State of California on the Closing Date and, concurrently therewith, a certificate of merger (the "Certificate of Merger") in form and substance as set forth in
Exhibit 1.4(a) attached hereto to be duly executed and filed with the Secretary of State of Delaware. The Merger shall become effective as of the time the Agreement of Merger is accepted for filing and officially filed in the State of California and the Certificate of Merger is accepted for filing and officially filed in the State of Delaware. The date and time when the Merger becomes effective is referred to herein as the "Effective Time." This Agreement, the Agreement of Merger and the Certificate of Merger are sometimes collectively referred to herein as the "Merger Agreements."

          1.5   Capital Changes.  If Newpark shall combine, subdivide or
                ---------------
reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, as of a record date between the date hereof and the Effective Time, the number of Newpark Shares to be issued at the Effective Time shall be adjusted to such extent as may be necessary to prevent dilution or enlargement of the rights of the Shareholders. Such adjustments shall be made by the regular independent certified public accountants for Newpark and a written report thereof, showing the adjustment and the underlying calculations, shall be sent to each party hereto.

          1.6   Pooling of Interests.  Between the date hereof and the Effective
                --------------------
Time, neither Newpark nor the Company nor any of their respective subsidiaries or other "Affiliates" (as defined in Section 18) shall knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of Newpark's acquisition of the Company as a "pooling of interests" for accounting purposes or enter into any contract, agreement, commitment or arrangement with such effect. Following the Effective Time, Newpark shall use its best efforts to conduct the business of the Company and shall cause the Company to use its best efforts to conduct its business in a manner that would not jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes or as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

     2.   Ancillary Agreements.
          --------------------

          2.1   Noncompetition Agreements.  On the Closing Date, as a necessary
                -------------------------
incident of the Merger, Newpark will execute and deliver noncompetition agreements substantially as set forth in Exhibit 2.1(a) attached to this Agreement with Stull and each employee of the Company identified on Exhibit 2.1 attached to this Agreement. Except for such agreement with Stull, which shall be for a term of five years, such agreements will be for three year terms.

          2.2   Employment Agreement.  On the Closing Date, Newpark and Stull
                --------------------
will execute and deliver an employment agreement substantially as set forth in
Exhibit 2.2(a) attached to this Agreement. The compensation of Stull thereunder shall be satisfactory to Newpark's Compensation Committee.

          2.3   Registration Rights Agreement.  On the Closing Date, Newpark
                -----------------------------
will execute and deliver an agreement substantially as set forth in Exhibit 2.3 attached to this Agreement with each of the Shareholders.

     3.   Representations and Warranties of the Company and Stull.
          -------------------------------------------------------

          Except as otherwise specifically set forth in a letter ("the Disclosure Letter") delivered by the Company and Stull to Newpark and Newco prior to the execution hereof, the Company and Stull hereby jointly and severally warrant and represent the following (the truth and accuracy of each of which shall constitute a condition precedent to Newpark's and Newco's obligations to consummate the Merger and issue the Newpark Shares):

          3.1   Organization and Good Standing of the Company.
                ---------------------------------------------

                3.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where the character or location of the assets owned by the Company or the nature of the business transacted by the Company require such qualification, except where failure to be so qualified would not have a "Material Adverse Effect" (as defined in Section
18). The Disclosure Letter includes a list of the jurisdictions in which the Company is qualified to do business.

                3.1.2 The Company has furnished to Newpark complete and correct copies of the Company's Articles of Incorporation and Bylaws as in effect on the date hereof.

                3.1.3 The Company has heretofore made available to Newpark for its examination copies of the minute books, stock certificate books and corporate seal of the Company. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the shareholders and directors of the Company. The stock certificate books reflect all issuances, transfers and cancellations of capital stock of the Company.

          3.2   Capitalization.
                --------------

                3.2.1 The authorized capital stock of the Company consists of 5,000,000 shares of Common Stock without par value, of which 383,752 shares are issued and outstanding as of the date hereof and 394,013 shares (i.e., the "Company Shares") are expected to be outstanding on the Closing Date, giving effect to the issuance of 10,261 shares of such Common Stock upon surrender of the options to purchase 13,750 such shares that are listed in the Disclosure Letter. All such issued and outstanding shares are, and the additional shares to be issued upon surrender of such options will be, when issued, validly issued, fully paid and nonassessable. The Disclosure Letter includes the names, addresses and social security numbers of, and the number of the Company Shares owned by, each of the Shareholders.

                3.2.2 The Disclosure Letter lists all options, warrants, subscriptions or other rights outstanding for the purchase of, and all securities convertible into, capital stock of the Company. No shares of the Company are held as treasury stock.

          3.3   Company Subsidiaries.
                --------------------

                3.3.1 The Disclosure Letter includes a true and complete list of all corporations, in which the Company has a material equity interest (each a "Company Subsidiary" and collectively the "Company Subsidiaries"), the jurisdiction in which each Company Subsidiary is incorporated and all shares of capital stock that each Company Subsidiary has issued and outstanding. Neither the Company nor any Company Subsidiary has any material equity interest in any partnership or other non-corporate entity. The shares of capital stock of each Company Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All shares of capital stock of the Company Subsidiaries owned by the Company and any Company Subsidiary are listed in the Disclosure Letter and are owned by the Company or such Company Subsidiary free and clear of all liens, encumbrances and adverse claims.

                3.3.2 Each Company Subsidiary is duly organized and in good standing under the laws of the jurisdiction in which it was incorporated, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. Each Company Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction where the character or location of the assets owned by it or the nature of the business transacted by it require such qualification, except where failure to be so qualified would not have a Material Adverse Effect. The Disclosure Letter includes a list of the jurisdictions in which each Company Subsidiary is qualified to do business.

          3.4   Authority.  The execution and delivery of the Merger Agreements
                ---------
by the Company and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company, this Agreement has been duly executed and delivered by the Company and, when this Agreement and the Merger have been approved by the Shareholders, no further corporate action will be necessary on the part of the Company to make this Agreement valid and binding upon the Company in accordance with its terms, subject to the "Bankruptcy Exception" (as defined in Section 18). The Board of Directors of the Company has authorized its management to solicit the Shareholders to authorize and approve this Agreement and the Merger at the earliest practicable time. The execution, delivery and performance of the Merger Agreements by the Company and Stull are not contrary to the Articles of Incorporation or By-Laws of the Company and will not result in a violation or breach of any material term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other material contract or agreement to which the Company, Stull, any Company Subsidiary, or any of them, are parties or by which the Company, Stull, any Company Subsidiary, or any of them, are bound.

          3.5   Financial Statements.  The consolidated balance sheets of the
                --------------------
Company and its subsidiaries as of June 30, 1992, June 30, 1993, and June 30, 1994, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended June 30, 1992, June 30, 1993, and June 30, 1994, accompanied by the reports and opinions of Moss Adams, independent certified public accountants, and the unaudited consolidated balance sheet of the Company and its subsidiaries as of March 31, 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the nine month period ended on said date, all certified by the principal financial officer of the Company, subject to year-end audit adjustments, copies of which have heretofore been delivered to Newpark (collectively the "Company Financial Statements"), were prepared in accordance with the books and records of the Company and its subsidiaries and in accordance with generally accepted accounting principles (except for the absence of footnotes from the March 31, 1995, financial statements) consistently applied throughout the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries as of the end of each of such periods.

          3.6   Properties.  Subject to completion in due course of necessary
                ----------
title documentation affecting less than 2.5% of the assets and properties of the Company and the Company Subsidiaries, the absence of which title documentation is not indicative of any title defect, the Company and the Company Subsidiaries have, and on the Closing Date will have, good title to the assets and properties shown in the Company Financial Statements or acquired since the date of the latest balance sheet included therein, except as since sold or otherwise disposed of in the ordinary course of business, free and clear of all liens, charges, security interests, encumbrances, leases, covenants, conditions and restrictions other than "Permitted Liens" (as defined in Section 18). The plants, structures, leasehold improvements, machinery, equipment, furniture and other tangible assets owned or leased by the Company and the Company Subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear, taking into account the respective ages of the assets involved, and constitute all the fixed tangible assets necessary for the operation of the business of the Company and the Company Subsidiaries in accordance with their current methods of operation in all material respects.

          3.7   Contracts.
                ---------

                3.7.1 The Disclosure Letter includes a listing of all oral or written (a) contracts, commitments, sales orders or purchase orders, whether or not entered into in the ordinary course of business, which involve future payments, performance of services or delivery of goods and/or materials, to or by the Company or any Company Subsidiary of an amount or value in excess of $500,000; (b) bonus, incentive compensation, pension, profit sharing, stock option, group insurance, medical reimbursement or employee welfare or benefit plans of any nature whatsoever; (c) collective bargaining agreements or other contracts or commitments to or with labor unions or other employee groups; (d) leases, contracts or commitments affecting ownership of, title to, use of or any material interest in real estate; (e) employment contracts and other contracts, agreements, or commitments to or with individual employees, consultants or agents extending for a period of more than six months from the date hereof or providing for earlier termination only upon payment of a penalty or the equivalent thereof; (f) equipment leases providing (in any one lease or group of related leases) for payments in excess of $500,000 per year; (g) contracts under which the performance of any obligation of the Company or any Company Subsidiary is guaranteed by a shareholder of the Company or other third party, including performance bonding arrangements; (h) contracts or commitments providing for payments based in any manner upon the revenues, purchases or profits of the Company or any Company Subsidiary; (i) bank credit, factoring and loan agreements, indentures, promissory notes and other documents representing indebtedness in excess of $25,000 for borrowed money; (j) patent licensing agreements and all other agreements with respect to patents, patent applications, trademarks, service marks, trade names, technical assistance, special processes, know-how, copyright or other like items; and (k) other contracts and agreements to which the Company or any Company Subsidiary is a party and which have not been fully performed, involving consideration having a value in excess of $500,000 or a having a value in excess of $250,000 and a remaining period for performance in excess of six months (all such items being collectively referred to herein as "Material Contracts"). The Company has furnished to Newpark true and complete copies of all such Material Contracts.

                3.7.2 All Material Contracts are valid and binding obligations of the Company or Company Subsidiaries that are party thereto and, to the best of the "knowledge of the Company" (as defined in Section 18) and Stull, the other parties thereto in accordance with their respective terms, subject to the Bankruptcy Exception; there have been no amendments to or modifications to any Material Contract (except as set forth in the copies furnished to Newpark); no event has occurred which is, or, following any grace period or required notice, would become a material default by the Company or any Company Subsidiary under the terms of any Material Contract; except to the extent specifically reserved against on the latest balance sheet included in the Company Financial Statements, neither the Company nor any Company Subsidiary is a party to any Material Contract on which it anticipates expenses materially in excess of revenues or which is otherwise materially onerous or materially adverse; and neither the Company nor any Company Subsidiary has expressly waived any material rights under any Material Contract.

          3.8   Outstanding Indebtedness.  The Disclosure Letter includes a true
                ------------------------
and complete schedule of all notes payable and other indebtedness in excess of $25,000 for borrowed money owed by the Company and the Company Subsidiaries, including a description of the material terms thereof and a description of all properties or assets pledged, mortgaged or otherwise hypothecated (voluntarily or involuntarily) as security therefor.

          3.9   Absence of Undisclosed Liabilities.  Except for liabilities and
                ----------------------------------
obligations reflected on the latest balance sheet included in the Company Financial Statements or arising in the ordinary course of business since the date of such balance sheet, none of which latter items, individually or in the aggregate, have a Materially Adverse Effect: (a) the Company and the Company Subsidiaries do not have, and none of their properties are subject to, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which are of a type which are required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and (b) to the best of the knowledge of the Company and Stull, the Company and the Company Subsidiaries do not have, and none of their properties are subject to, any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether or not of a type required to be shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles. Neither the Company nor any Company Subsidiary is in default with respect to any material term or condition of any indebtedness for borrowed money in excess of $25,000.

          3.10  No Litigation.  There are no actions, suits or proceedings
                -------------
(whether or not purportedly on behalf of the Company or any Company Subsidiary) pending or, to the knowledge of the Company and Stull, threatened against or affecting the Company or any Company Subsidiary, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. To the best of the knowledge of the Company and Stull, neither the Company nor any Company Subsidiary is in default with respect to any judgment, order, writ, injunction, decree, award of any court, arbitrator, governmental department, commission, bureau, board, agency or instrumentality.

          3.11  Environmental Matters.
                ---------------------

                3.11.1 Neither the Company or any Company Subsidiary nor, to the best of the knowledge of the Company and Stull, any previous owner, lessee, tenant, occupant or user of any real property owned or leased on or prior to the date hereof by the Company or any Company Subsidiary (such real property and any and all buildings and other improvements thereon being herein referred to as the "Property") used, generated, manufactured, treated, handled, refined, processed, released, discharged, stored or disposed of any Hazardous Materials (as defined in Section 18) on, under, in or about the Property, in violation of any Hazardous Materials Laws (as defined in Section 18), in a manner or to an extent that resulted or is reasonably likely to result in a Material Adverse Effect. Neither the Company nor any Company Subsidiary transported any Hazardous Materials to or from the Property in violation of any Hazardous Materials Laws in a manner or to an extent that resulted or is reasonably likely to result in a Material Adverse Effect. To the best of the knowledge of the Company and Stull, no underground tanks or underground deposits or Hazardous Materials the existence of which would have a Material Adverse Effect existed on, under, in or about any Property previously owned or leased by the Company or any Company Subsidiary on or prior to the date that fee or leasehold title to such Property was transferred to a third party by the Company or Company Subsidiary. To the best of the knowledge of the Company and Stull, no underground tanks or underground deposits or Hazardous Materials the existence of which would have a Material Adverse Effect exist on, under, in or about any Property that is currently owned or leased by the Company or any Company Subsidiary.

                3.11.2 While any Property was owned or leased by the Company or any Company Subsidiary, it did not violate to an extent that would have a Material Adverse Effect any applicable federal, state and local laws, ordinances or regulations, now or previously in effect, relating to environmental conditions, industrial hygiene or Hazardous Materials on, under, in or about such Property (including without limitation the Hazardous Materials Laws).

                3.11.3 As of the date hereof, to the best of the knowledge of the Company and Stull, there are no (1) enforcement, clean-up, removal, mitigation or other governmental or regulatory actions instituted, contemplated or threatened pursuant to any Hazardous Materials Laws against the Company or any Company Subsidiary, or any Property presently owned or leased by the Company or any Company Subsidiary, (2) claims made or threatened by any person or governmental body relating to the Property against the Company or any Company Subsidiary or any Property presently owned or leased by the Company or any Company Subsidiary or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or (3) any occurrence or condition known to the Company on any Property that is currently owned or leased by the Company or any Company Subsidiary that can reasonably be expected to subject the Company, any Company Subsidiary or such Property to any material restrictions on occupancy, transferability or use of any Property under any Hazardous Materials Laws. The Disclosure Letter includes a list of all complaints, notices of violation and claims relating to Hazardous Materials Laws which, to the knowledge of the Company and Stull, have been received by or asserted against the Company or any of the Company Subsidiaries.

          3.12  Taxes.
                -----

                3.12.1 The Company and the Company Subsidiaries have each filed all income, franchise and other "Tax Returns" (as defined in Section 18) required to be filed by it by the date hereof. All "Taxes" (as defined in Section 18) imposed by the United States, the State of California and by any other state, municipality, subdivision, or other taxing authority, which are due and payable by the Company and any Company Subsidiary have been paid in full or are adequately provided for by reserves reflected on the latest balance sheet included in the Company Financial Statements.

                3.12.2 All contributions due from the Company and the Company Subsidiaries pursuant to any unemployment insurance or workers compensation laws and all sales or use Taxes which are due or payable by the Company and the Company Subsidiaries have been paid in full and will be so paid through the Closing Date. The Company and each Company Subsidiary have withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of their employees under state law and the applicable provisions of the Code, and the Company and Company Subsidiaries will continue to do so with respect to all wages paid by them through the Closing Date.

                3.12.3 The Company has furnished to Newpark true and complete copies of the federal income Tax Returns and comparable state Tax Returns of the Company and the Company Subsidiaries covering the last three (3) full fiscal years of the Company and constituting complete and accurate representations in all material respects of the Tax liabilities of the Company and the Company Subsidiaries for the relevant periods stated therein and accurately setting forth all relevant material items, including the Tax bases of all assets, where required to be set forth in such Tax Returns.

          3.13  Permits and Licenses.  The Company and the Company Subsidiaries
                --------------------
have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their businesses in all material respects as conducted on the date hereof, and the Company and the Company Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders relating to their businesses, except where failure to have any such license, franchise, permit or authorization or failure to comply with any such laws, rules, regulations and orders would not have a Material Adverse Effect. The execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of or constitute a default under any law, rule or regulation, order, writ, injunction or decree of any court or other governmental agency or instrumentality applicable to Stull, the Company or any Company Subsidiary, where such violation or default would have a Material Adverse Effect.

          3.14  No Labor Problems.  Neither the Company nor any Company
                -----------------
Subsidiary has been charged with any unresolved unfair labor practices. There are no material controversies pending or threatened between the Company and the Company Subsidiaries and any of their employees. The Company and each Company Subsidiary have complied in all material respects with all laws relating to wages, hours, collective bargaining and similar employment matters the noncompliance with which would have a Material Adverse Effect, and the Company and the Company Subsidiaries have paid all social security and similar Taxes that are due and payable and are not liable for any arrears or wages or any Taxes or material penalties for failure to comply with any of the foregoing.

          3.15  Employee Benefit Plans.
                ----------------------

                3.15.1   Definition of Benefit Plans.  For purposes of this
                         ---------------------------
Section 3.15, the term "Benefit Plan" means any plan, program, arrangement, practice or contract which provides benefits or compensation to or on behalf of employees or former employees of the Company or any Company Subsidiary or any "ERISA Affiliate" (as hereinafter defined), whether formal or informal, whether or not written, including but not limited to the following:

                     (a) Arrangements - any bonus, incentive compensation,
                         ------------
stock option, deferred compensation, commission, severance, golden parachute or other compensation plan, rabbi trust, program, contract, arrangement or practice;

                     (b) ERISA Plans - any "employee benefit plan" (as defined
                         -----------
in Section 3(3) of ERISA), including, but not limited to, any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA), defined benefit pension plan, profit sharing plan, money purchase pension plan, 401(k) plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits; and

                     (c) Other Employee Fringe Benefits - any stock purchase,
                         ------------------------------
vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

                3.15.2   ERISA Affiliate.  For purposes of this Section 3.15,
                         ---------------
the term "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with the Company or any Company Subsidiary is treated as single employer under Section 414(b), (c), (m) or (o) of the Code.

                3.15.3   Identification of Benefit Plans.  Except as set forth
                         -------------------------------
in the Disclosure Letter and except for Benefit Plans which have been terminated and with respect to which neither the Company or any Company Subsidiary nor any ERISA Affiliate has any liability or obligation, neither the Company nor any Company Subsidiary maintains, or has at any time established or maintained,nor has at any time been obligated to make contributions to or under or otherwise participate in any Benefit Plan.

                3.15.4   MEPPA Liability/Post-Retirement Medical Benefits/
                         -------------------------------------------------
Defined Benefit Plans/Supplemental Retirement Plans.  Except as set forth in the
- ---------------------------------------------------
Disclosure Letter, neither the Company nor any Company Subsidiary nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under any multi-employer plan (as defined in Section 3(37) and Section 4001(a)(3) of ERISA). Except as set forth in the Disclosure Letter, neither the Company nor any Company Subsidiary nor any ERISA Affiliate maintains, or has at any time established or maintained, or has at any time been obligated to make contributions to or under (i) any plan which provides post-retirement medical or health benefits, (ii) any organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (iii) any defined benefit pension plan subject to Title IV of ERISA or (iv) any plan which provides retirement benefits in excess of the limitations of Section 415 of the Code.

                3.15.5   Documentation.  The Company has made available to
                         -------------
Newpark a true and complete copy of the following documents, if applicable, with respect to each Benefit Plan identified in the Disclosure Letter: (1) all documents, including any insurance contracts and trust agreements, setting forth the terms of the Benefit Plan, or if there are no such documents evidencing the Benefit Plan, a full description of the Benefit Plan, (2) the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries for each such Benefit Plan, (3) the annual reports filed for the most recent three plan years and most recent financial statements or periodic accounting of related plan assets with respect to each Benefit Plan, (4) each favorable determination letter, opinion or ruling from the IRS for each Benefit Plan which is intended to satisfy the requirements of Section 401(a) or Section 501 of the Code or which is dependent on such letter, ruling or opinion to avoid current federal come tax to the beneficiaries of such Benefit Plan, and in (5) each opinion or ruling from the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") with respect to such Benefit Plans.

                3.15.6   Qualified Status.  Each Benefit Plan that is funded
                         ----------------
through a trust or insurance contract and is intended to satisfy the requirements of Section 401(a) of the Code, has at all times satisfied in all material respects, by its terms and to the Company's best knowledge in its operation, all applicable requirements under Section 401(a) and related sections of the Code, and any such trust has been, and at the Effective Time shall be, exempt from federal income taxation under Section 501(a) of the Code.

                3.15.7   Compliance.  Each Benefit Plan maintained by the
                         ----------
Company or any Company Subsidiary or any ERISA Affiliate has at all times been maintained, by its terms and, to the Company's best knowledge, in operation, in accordance with all applicable laws in all material respects, including ERISA and (to the extent applicable) Code Section 4980B. Further, there has been no failure to comply with applicable ERISA or other requirements concerning the filing of reports, documents and notices with the Secretary of Labor and Secretary of Treasury or the furnishing of such documents to participants or beneficiaries that could subject any Benefit Plan, the Company, any Company Subsidiary or any ERISA Affiliate to any material civil or any criminal sanction or could require any such person to indemnify any other person for such a sanction.

                3.15.8   Funding.  The Company and each Company Subsidiary and
                         -------
ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Benefit Plan and applicable law or required to be paid as expenses under such Benefit Plan including, but not limited to, PBGC premiums and amounts required to be contributed under Section 412 of the Code, and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Benefit Plan. With respect to any Benefit Plan that is subject to Title IV of ERISA, (i) the present value of all accrued benefits under such Benefit Plan does not exceed the value of the assets of such Benefit Plan allocated to such accrued benefits, (ii) no amount is due or owing from the Company, any Company Subsidiaries or any ERISA Affiliate to the PBGC or to any "multiemployer plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom, (iii) no such Benefit Plan has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of such Section 412, (iv) since September 2, 1974, no such Benefit Plan has been completely or partially terminated, nor has any notice of intent to terminate been filed or given, other than in accordance with ERISA or at a time when such Benefit Plan was not sufficiently funded, (v) there has been no "reportable event" as such term is defined in Section 4043(b) of ERISA, (vi) there has been no withdrawal by the Company, any Company Subsidiary or any ERISA Affiliate that is a "substantial employer" from a Benefit Plan that is a single employer plan that has two or more contributing sponsors, at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, and (vii) there has been no cessation by the Company, any Company Subsidiary, or any ERISA Affiliate of operations at a facility causing more than 20% of a Benefit Plan's participants to be separated from employment, as referred to in Section 4062(f) of ERISA. There are no liens against the property of the Company, any Company Subsidiary or any ERISA Affiliate under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. The Company Financial Statements properly reflect all amounts required to be accrued as liabilities under each Benefit Plan. To the best knowledge of the Company and Stull, the most recent actuarial valuations of the Company's Benefit Plans were based on accurate facts and information, and the Company has no reason to believe that the conclusions set forth in such valuations are incorrect.

                3.15.9   Liabilities.  Neither the Company nor any Company
                         -----------
Subsidiary nor any ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither the Company nor any Company Subsidiary nor any ERISA Affiliate has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including, but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or any other applicable law. Other than routine claims for benefits under the Benefit Plans, there are no pending or threatened investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Benefit Plans, or the fiduciaries, administrators, or trustees of any of the Benefit Plans, or the Company, any Company Subsidiary or any ERISA Affiliate as the employer or sponsor under any Benefit Plan, with any of the Internal Revenue Service, Department of Labor, Pension Benefit Guaranty Corporation, any participant in or beneficiary of the Benefit Plans or any other person whatsoever. The Company and Stull know of no reasonable basis for any such claim, lawsuit, dispute, action or controversy. Except as set forth in the Disclosure Letter, the execution and performance of the transactions contemplated by this Agreement will not create, accelerate or increase any obligations under any Benefit Plan, including any obligation to make any payment which would not be deductible as an "excess parachute payment" under Section 280G of the Code.

          3.16  Insurance.  The Company has furnished to Newpark a complete list
                ---------
of all insurance policies that the Company and Company Subsidiaries maintain, indicating risks insured against, carrier, policy number, amount of coverage, premiums and expiration date.

          3.17  Tax-Free Reorganization.  To the best of the knowledge of the
                -----------------------
Company and Stull, there is no plan or intention by the shareholders of the Company who individually own five percent (5%) or more of the Company Shares and, to the best of the knowledge of the Company and Stull, there is no plan or intention by the remaining shareholders of the Company to sell, exchange or otherwise dispose of a number of the Newpark Shares that would reduce the Shareholders' ownership of Newpark Shares to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Company Shares as of the same date.

          3.18  Interest in Competitors, Suppliers, etc.  Neither Stull nor any
                ---------------------------------------
officer or director of the Company nor any Family Member of any such person owns, directly or indirectly, individually or collectively, any interest in any corporation, partnership, proprietorship, firm or association which (a) is a competitor, customer or supplier of the Company or any Company Subsidiary, or
(b) has an existing contractual relationship with the Company or any Company Subsidiary, including but not limited to lessors of real or personal property leased to the Company or any Company Subsidiary and entities against whom rights or options are exercisable by the Company or any Company Subsidiary.

          3.19  Indebtedness with Insiders.  Except for accrued salaries for one
                --------------------------
payroll period, vacation pay and business expense reimbursements, neither the Company nor any Company Subsidiary is, and, on the Closing Date, neither the Company nor any Company Subsidiary will be, indebted to any of the Shareholders or any directors or officers of the Company or any Affiliate of any such person. None of such persons is or will be on the Closing Date indebted to the Company or any Company Subsidiary.

          3.20  Consents.  No authorizations, approvals or consents of any
                --------
governmental department, commission, bureau, agency or other public body or authority, except such authorizations, approvals and consents as have been obtained or will have been obtained at or before the Effective Time, are required for consummation of the transactions contemplated by this Agreement.

          3.21  Patents, Trademarks and Other Intangibles.  The Disclosure
                -----------------------------------------
Letter includes a list of all material patents, patent applications, trade names, trademark registrations and applications therefor, copyrights, licenses, franchises and other assets of like kind ("Intangible Assets") and all interests in Intangible Assets which are owned in whole or in part by or registered in the name of the Company or any Company Subsidiary. The Company and Company Subsidiaries own or have the right to use all Intangible Assets now used in the conduct of their businesses. Neither the Company nor any Company Subsidiary is obligated to pay any royalty or other fee to any licensor or other third party with respect to any Intangible Assets. The Company and Stull have no knowledge of any claim received by the Company or by any Company Subsidiary alleging any conflict between any aspect of the business of the Company and Company Subsidiaries and any Intangibles claimed to be owned by others which, if determined adversely to the Company or Company Subsidiary, would have a Material Adverse Effect. Neither Stull nor any other officer or director of the Company, and no person or entity that is an Affiliate of any such person, has any interest in any Intangibles Assets which are presently used by the Company or any Company Subsidiary or which infringe upon, conflict with or relate to improvements or modifications of any Intangible Assets presently used by the Company or any Company Subsidiary.

          3.22  Purchases and Sales.  Since December 31, 1994, neither the
                -------------------
Company nor any Company Subsidiary has placed any orders for materials, merchandise or supplies in exceptional or unusual quantities based upon past operating practices or has entered into contracts with customers under conditions relating to price, terms of payment, time of performance or like matters materially different from the conditions regularly and usually specified in contracts for similar engagements from customers similarly situated.

          3.23  Brokerage and Finder's Fees.  Neither the Company nor Stull (or
                ---------------------------
any Affiliate of Stull) has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

          3.24  Absence of Certain Changes.  Since June 30, 1994, except for
                --------------------------
matters of a general economic nature which do not affect the Company and the Company Subsidiaries uniquely, the Company and the Company Subsidiaries, taken as a whole, have not:

                3.24.1   suffered any Material Adverse Effect;

                3.24.2 borrowed or agreed to borrow any funds in excess of $25,000 in a single transaction or $100,000 in the aggregate except borrowings under their bank lines of credit in the ordinary course of business or incurred or become subject to any obligation or liability (absolute or contingent) in excess of $25,000 in a single transaction or $100,000 in the aggregate except obligations and liabilities incurred in the ordinary course of business;

                3.24.3 mortgaged, pledged, hypothecated or otherwise encumbered any of their properties or assets except for Permitted Liens;

                3.24.4 made or agreed to make any distribution of any funds or assets of any kind whatsoever to any past or present shareholder of the Company or any Affiliate of any such Person, whether by way of dividend, redemption or purchase of capital stock, or any other type of distribution on or with respect to its capital stock, whether or not similar to the foregoing;

                3.24.5 made any payment of principal or interest on any indebtedness owed to any past or present shareholder of the Company or any Affiliate of any such person;

                3.24.6 sold or agreed to sell any of their assets, properties or rights having an aggregate value in excess or $100,000 or canceled or agreed to cancel any debts or claims exceeding $100,000 in the aggregate, except for fair value in the ordinary course of business;

                3.24.7 entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase a material part of their assets, properties or rights;

                3.24.8 increased the rate of compensation of or paid or accrued bonuses to or for any of their officers, employees, consultants or agents, except for normal merit or cost of living increases;

                3.24.9 suffered any damage, destruction or loss in excess of an aggregate of $100,000, whether or not covered by insurance, adversely affecting any of their properties;

                3.24.10 assigned or agreed to assign any of their Intangible Assets having a value in excess of $100,000;

                3.24.11 suffered any adverse amendment or termination of any Material Contract (or any contract that would have been a Material Contract if not amended or terminated) to which any of them is a party;

                3.24.12 paid any commissions or similar fees to brokers or finders for arranging the transactions contemplated by this Agreement or any similar proposed transaction with any other party; or

                3.24.13 entered into any other material transaction other than in the ordinary course of business.

          3.25  No Material Misstatements or Omissions.  No representation or
                --------------------------------------
warranty by the Company and Stull in this Agreement, and no document, statement, certificate, exhibit or schedule furnished or to be furnished to Newpark pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact.

          3.26  Accuracy of Information for Proxy Statement.  The information
                -------------------------------------------
relating to the Company and the Company Subsidiaries furnished and to be furnished by the Company for inclusion in the "Proxy Statement" (as defined herein) or in the "Memorandum" (as defined herein), or in any amendment or supplement to the Proxy Statement or Memorandum or in any application or other document ("Blue Sky application") filed in any state or other jurisdiction in order to register or qualify the offer and sale of Newpark Shares contemplated hereby under the securities laws of such state or other jurisdiction shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading at the time such Proxy Statement is mailed to Newpark's stockholders, at the time the Memorandum is furnished to the Shareholders, at the time such Blue Sky application becomes effective or at the effective time of any post-effective amendment or supplement thereto. All representations and warranties contained in this Agreement with respect to the Company Financial Statements shall apply to all financial statements furnished by the Company for use in the Proxy Statement and Memorandum.

     4.   Additional Obligations and Covenants of the Company and Stull.
          -------------------------------------------------------------

          Except as otherwise provided in the Disclosure Letter, the Company and Stull hereby jointly and severally covenant and agree with Newpark and Newco as follows (the fulfillment of each such covenant and agreement is a condition precedent to Newpark's and Newco's obligations to consummate the Merger and issue the Newpark Shares):

          4.1   Conduct of Business.  Between the date hereof and the Closing
                -------------------
Date:

                4.1.1 The business of the Company and Company Subsidiaries, taken as a whole, shall be conducted diligently and only in the ordinary course, and Stull and the Company will use reasonable efforts to preserve the organization of the Company intact, to keep available to the Company and Company Subsidiaries their present key employees and to maintain the relationships of the Company and Company Subsidiaries with their suppliers, customers and others. The Company and Company Subsidiaries will not, without Newpark's prior written approval, increase the rate of compensation payable or to become payable to any of their officers, employees, consultants or agents over the rate being paid to them at the date hereof, except for normal merit or cost of living increases to employees other than officers of the Company.

                4.1.2 Without Newpark's prior written approval, no amendment will be made to any Benefit Plan, no commitment will be made to amend any Benefit Plan and no commitment will be made to continue any Benefit Plan or to adopt any new compensatory plan, fund or program for the benefit of any employees of the Company, any Company Subsidiary or any ERISA Affiliate .

                4.1.3 The Company and Company Subsidiaries will not, without Newpark's prior written approval, enter into any Material Contract other than in the ordinary course of business or enter into contracts with customers under conditions relating to price, terms of payment, time of performance or like matters materially different from the conditions regularly and usually specified in contracts for similar engagements from customers similarly situated.

                4.1.4 The Company and Company Subsidiaries will not, without Newpark's prior written approval, sell or dispose of any of their material properties or assets except for sales at fair value in the ordinary course of business.

                4.1.5 The Company and Company Subsidiaries will not, without Newpark's prior written approval, acquire or enter into any agreement to acquire, by merger, consolidation, purchase of stock or assets or otherwise, any business or entity.

                4.1.6 The Company and Company Subsidiaries will use reasonable diligence to maintain their properties in their condition as of the date of this Agreement, ordinary wear and tear excepted.

                4.1.7 The Company and Company Subsidiaries will continue to carry their existing insurance policies subject only to variations in amounts required by the ordinary operations of its business. At the request of Newpark and at its sole expense, the amount and scope of said insurance shall be increased by such amounts and extended to provide coverage against such risks as Newpark shall specify.

          4.2   Access and Information.  The Company and Stull will afford to
                ----------------------
Newpark and Newpark's counsel, accountants and other representatives reasonable access, throughout the period from the date hereof to the Closing Date, to all of the Company's properties, books, contracts, commitments, and records and shall furnish Newpark during such period with all information that Newpark reasonably may request, including copies and/or extracts of pertinent records, documents and contracts. The provisions of the Confidentiality Agreement dated as of June 1, 1995 (the "Confidentiality Agreement"), between Newpark and the Company shall remain in full force and effect until the Merger is consummated.

          4.3   Efforts to Satisfy Conditions.  The Company and Stull agree to
                -----------------------------
use reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent to Newpark's and Newco's obligations under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions. Without limiting the generality of the foregoing (a) Stull agrees to vote all of the Company Shares beneficially owned by him or which he has the right to vote in favor of the Merger and (b) Stull and the Company will refrain from all negotiations and transactions, the consummation of which would be inconsistent with the transactions contemplated by this Agreement, including, without limitation, any transaction providing for the sale of any capital stock of the Company (except as otherwise permitted herein) or any Company Subsidiary, any merger or other business combination involving the Company or any Company Subsidiary, the acquisition of a substantial equity interest in the Company or any Company Subsidiary by a third party or the sale of a substantial portion of the assets of the Company or any Company Subsidiary.

          4.4   Corporate Matters.  Between the date hereof and the Closing
                -----------------
Date, except as otherwise permitted herein, the Company will not, without Newpark's prior written approval: (a) amend its Articles of Incorporation or Bylaws; (b) issue any shares of its capital stock except on the exercise or cancellation of outstanding employee stock options; (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred from treasury, or (d) enter into any agreement requiring it to do any of the foregoing prohibited acts.

          4.5   No Distributions to Shareholders.  Between the date hereof and
                --------------------------------
the Closing Date, the Company will not, without Newpark's prior written approval: (a) declare, set aside or pay any dividend or make any distribution in respect of its capital stock; (b) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock for consideration; (c) pay or distribute any cash or property to any Shareholder as a loan or in payment of principal of or interest on any indebtedness to any Shareholder; or (d) enter into any agreement requiring it to do any of the foregoing prohibited acts.

          4.6   Capital Expenditures.  Between the date hereof and the Closing
                --------------------
Date, the Company will not, without Newpark's prior written approval, make any commitment for capital expenditures in excess of an aggregate of $1,500,000.

          4.7   Indebtedness.  Between the date hereof and the Closing Date,
                ------------
neither the Company nor any Company Subsidiary will, without Newpark's prior written approval: (a) create, incur or assume any long-term debt (including capital leases that individually involve annual payments in excess of $500,000) or, except in the ordinary course of business under existing lines of credit, create, incur or assume any short-term debt for borrowed money in excess of $25,000 in a single transaction or $100,000 in the aggregate; (b) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person other than Company Subsidiaries (except in the ordinary course of business and consistent with past practice); (c) make any loans or advances to any other person other than Company Subsidiaries except in the ordinary course of business and consistent with past practice; or (d) make any capital contributions to, or investments in, any Person other than Company Subsidiaries except in the ordinary course of business and consistent with past practice.

          4.8   Information for Proxy Statement.  The Company will furnish to
                -------------------------------
Newpark all information concerning the Company and the Company Subsidiaries required for inclusion in a proxy statement (the "Proxy Statement") to be filed by Newpark with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") in connection with Newpark's solicitation of the approval of the Merger by its stockholders and in a private placement memorandum (the "Memorandum") to be furnished to the Shareholders in connection with their vote on the Merger. The Company will use reasonable efforts to facilitate the qualification of the issuance of the Newpark Shares in connection with the Merger under Rule 506 of the Rules and Regulations and, if necessary, under the applicable Blue Sky or securities laws of the various states. The Company will not solicit approval by the Shareholders of the Merger Agreements and the Merger until Newpark notifies it that definitive copies of the Proxy Statement have been mailed to Newpark's stockholders or if Newpark notifies the Company that the Proxy Statement or Memorandum must be amended or supplemented prior to its use. The Company will bear all fees and disbursements of counsel to the Company and Stull and the expenses of any audits of its financial statements which are incidental to the performance of its obligations under this Section and Section 4.9.

          4.9   Shareholder Approval.  At the earliest practicable time,
                --------------------
consistent with applicable state and federal law, the Company shall solicit all necessary approval by the Shareholders of the Merger Agreements and the Merger and, through its Board of Directors, shall recommend such approval by the Shareholders. The Company will furnish copies of the Memorandum to each of the Shareholders and will provide to Newpark evidence reasonably satisfactory to Newpark (i) that any Shareholder deemed by the Company to be an "accredited investor" (as that term is defined in Rule 501 of the Rules and Regulations) is such an accredited investor, (ii) that any Shareholder who is not deemed to be such an accredited investor, either alone or with such Shareholder's qualified "purchaser representative" (as defined in Rule 501 of the Rules and Regulations), has such knowledge and experience in financial and business matters that he or she is capable of evaluating the risks and merits of an investment in Newpark Common Stock and (iii) that each Shareholder is acquiring his or her Newpark Shares in the Merger for investment and not with a view to the sale thereof other than in compliance with the requirements of the Securities Act and applicable Blue Sky laws. Upon approval of the Merger by the Shareholders, the Company shall take all other necessary corporate action required on its part hereunder to effect the closing of this Agreement and the consummation of the transactions contemplated hereby.

          4.10  Affiliates.  Stull, as the only person who is an "affiliate" of
                ----------
the Company for purposes of Rule 145 under the Securities Act of 1933 (the "Securities Act"), agrees to deliver to Newpark at or prior to the Effective Time a written statement, in form and substance satisfactory to Newpark, that he will not offer to sell, transfer or otherwise dispose of any the Newpark Shares issued to him pursuant to the Merger, except (a) in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder and (b) until such time as financial results covering at least 30 days of combined operations of Newpark and the Company have been published within the meaning of Section 201.01 of the Commission's Codification of Financial Reporting Policies.

          4.11  Hart-Scott-Rodino Notification.  The Company will promptly file
                ------------------------------
a notification form in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and will respond promptly to any request for additional information that it receives. The Company will furnish to Newpark copies of (a) the notification form before it is filed, (b) any request for additional information that it receives promptly after receiving it and (c) the additional information to be furnished in response to any such request before it is filed.

     5.   Representations and Warranties of Newpark and Newco.  Newpark and
          ---------------------------------------------------
Newco hereby jointly and severally represent and warrant the following (the truth and accuracy of each of which shall constitute a condition precedent to the Company's and Stull's obligations to consummate the Merger):

          5.1   Organization and Good Standing.
                ------------------------------

                5.1.1 Each of Newpark and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Newpark has corporate power and authority to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the assets owned by it or the nature of the business transacted by it or both require qualification and failure to be so qualified would have a Material Adverse Effect. Newco has not engaged in any business.

                5.1.2 Newpark has furnished to the Company and Stull complete and correct copies of Newpark's Certificate of Incorporation and Bylaws as in effect on the date hereof.

                5.1.3 Newpark has heretofore made available to the Company and Stull for their examination copies of the minute books and corporate seal of Newpark. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the stockholders and directors of Newpark.

          5.2   Capital Stock.
                -------------

                5.2.1 The authorized capital stock of Newpark consists of 20,000,000 shares of Common Stock, $.01 par value, of which 10,037,285 shares were issued and outstanding on May 1, 1995, and 1,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding.

                5.2.2 The authorized capital stock of Newco consists of 1,000 shares of Common Stock, $.01 par value, of which 1,000 shares are issued and outstanding and held by Newpark on the date hereof.

          5.3   Newpark Subsidiaries.  Each subsidiary of Newpark that is a
                --------------------
"significant subsidiary," as defined in Rule 1-02(w) of Regulation S-X of the "Rules and Regulations" (as defined in Section 18) (each a "Newpark Subsidiary" and collectively the "Newpark Subsidiaries), is duly organized and in good standing under the laws of the jurisdiction in which it was incorporated or organized, has full corporate or other entity power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. Each Newpark Subsidiary is duly qualified and in good standing as a foreign corporation or other entity in each jurisdiction where the character or location of the assets owned by it or the nature of the business transacted by it require such qualification, except where failure to be so qualified would not have a Material Adverse Effect. The shares of capital stock and other equity interests of each Newpark Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. All shares of capital stock and other equity interests of the Newpark Subsidiaries owned by Newpark and any Newpark Subsidiary are owned by the Newpark or such Newpark Subsidiary free and clear of all liens, encumbrances and adverse claims.

          5.4   Authority.  The execution and delivery of the Merger Agreements
                ---------
by Newpark and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Newpark, and the execution and delivery of the Merger Agreements by Newco and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Newco and by Newpark in its stockholder capacity. This Agreement has been duly executed and delivered to the Company and Stull and, when this Agreement and the Merger have been approved by the stockholders of Newpark, no further corporate action will be necessary on the part of the Newpark or Newco to make this Agreement valid and binding upon Newpark and Newco in accordance with its terms, subject to the Bankruptcy Exception. The Board of Directors of Newpark has authorized its management to solicit its stockholders to authorize and approve this Agreement and the Merger at the earliest practicable time. The execution, delivery and performance of the Merger Agreements by Newpark and Newco are not contrary to the Certificate of Incorporation or Bylaws of Newpark or Newco and will not result in a violation or breach of any term or provision or constitute a default or give any party a right to accelerate the due date of any indebtedness under any indenture, mortgage, deed of trust or other contract or agreement to which Newpark or Newco are parties or by which Newpark or any Newpark Subsidiary are bound.

          5.5   Newpark Reports.  Newpark has delivered to the Company and Stull
                ---------------
copies of (a) Newpark's Annual Reports on Form 10-K for the years ended December 31, 1992, 1993 and 1994, (b) Newpark's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and (c) Newpark's definitive Proxy Statement dated May 1, 1995, for its Annual Meeting of Stockholders held on June 28, 1995. All of said documents are called the "Newpark Reports" herein. The Newpark Reports and all other reports required by the Rules and Regulations to be filed by Newpark with the Commission have been duly and timely filed with the Commission and are in compliance with the Rules and Regulations. As of their respective dates, none of the Newpark Reports and all other reports required by the Rules and Regulations to be filed by Newpark with the Commission for any period after December 31, 1993, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          5.6   Newpark Financial Statements.  The financial statements
                ----------------------------
contained in the Newpark Reports (the "Newpark Financial Statements") have been prepared in accordance with the books and records of Newpark and its subsidiaries and in accordance with generally accepted accounting principles consistently applied during the periods indicated, all as more particularly set forth in such financial statements and the Notes thereto. Each of the balance sheets included in the Newpark Financial Statements presents fairly as of its date the consolidated financial condition and assets and liabilities of Newpark and its subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the Notes thereto), Newpark (including its subsidiaries) did not have, as of the dates of such balance sheets, any material liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The consolidated statements of earnings and stockholders' equity and consolidated statements of changes in financial position included in the Newpark Financial Statements present fairly the results of operations and changes in financial position of Newpark and its subsidiaries for the periods indicated.

          5.7   Properties.  Newpark and the Newpark Subsidiaries have, and on
                ----------
the Closing Date will have, good title to the assets and properties shown in the Newpark Financial Statements or acquired since the date of the latest balance sheet included therein, except as since sold or otherwise disposed of in the ordinary course of business, subject to no liens, charges, security interests, encumbrances, leases, covenants, conditions and restrictions except as disclosed in the Newpark Reports or omitted therefrom in accordance with the Rules and Regulations. The plants, structures, leasehold improvements, machinery, equipment, furniture and other tangible assets owned or leased by Newpark and the Newpark Subsidiaries are in good operating condition and repair, subject only to ordinary wear and tear, taking into account the respective ages of the assets involved, and constitute all the fixed tangible assets necessary for the operation of the business of Newpark and the Newpark Subsidiaries in accordance with their current methods of operation in all material respects.

          5.8   Absence of Undisclosed Liabilities.  Except for liabilities and
                ----------------------------------
obligations reflected on the latest balance sheet included in the Newpark Financial Statements or omitted therefrom in accordance with the Rules and Regulations, and except for liabilities and obligations arising in the ordinary course of business since the date of such balance sheet, none of which latter items, individually or in the aggregate, have a Materially Adverse Effect: (a) Newpark and the Newpark Subsidiaries do not have, and none of their properties are subject to, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, which are of a type normally shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles; and (b) to the best of the "knowledge of Newpark" (as defined in Section 18), Newpark and the Newark Subsidiaries do not have, and none of their properties are subject to, any material debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether or not of a type normally shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles. Neither the Newpark nor any Newpark Subsidiary is in default with respect to any material term or condition of any indebtedness.

          5.9   No Litigation.  Except as disclosed in the Newpark Reports or
                -------------
omitted therefrom in accordance with the Rules and Regulations: (a) there are no actions, suits or proceedings (whether or not purportedly on behalf of Newpark or any Newpark Subsidiary) pending or, to the knowledge of Newpark, threatened against or affecting the Newpark or any

Newpark Subsidiary, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; and (b) to the best of the knowledge of Newpark, neither Newpark nor any Newpark Subsidiary is in default with respect to any judgment, order, writ, injunction, decree, award of any court, arbitrator, governmental department, commission, bureau, board, agency or instrumentality.

          5.10  Permits and Licenses.  Newpark and the Newpark Subsidiaries have
                --------------------
all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their businesses in all material respects as conducted on the date hereof, and Newpark and the Newpark Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws, rules, regulations and orders relating to their businesses, except where failure to have any such license, franchise, permit or authorization or failure to comply with such laws, rules, regulations and orders would not have a Material Adverse Effect. The execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate any provision of or constitute a default under any law, rule or regulation, order, writ, injunction or decree of any court or other governmental agency or instrumentality applicable to Newpark or any Newpark Subsidiary, where such violation or default would have a Material Adverse Effect.

          5.11  Newpark Benefit Plans.  Newpark has made available to the
                ---------------------
Company a true and complete copy of the ERISA summary plan description and any other summary of plan provisions provided to participants or beneficiaries, if applicable, for each Benefit Plan (as defined in Section 3.15.1, substituting "Newpark" for "the Company" and "the Company Subsidiaries") maintained by Newpark.

          5.12  Environmental Matters.  Newpark and the Newpark Subsidiaries
                ---------------------
have complied in all material respects with all Hazardous Materials Laws applicable to its properties and business. Neither Newpark nor, to the best of Newpark's knowledge, any Newpark Subsidiary has received any complaint, order or similar notice that it is not in compliance with any Hazardous Materials Laws or that any public authority is investigating its compliance with any Hazardous Materials Laws, except as disclosed in the Newpark Reports or omitted therefrom in accordance with the Rules and Regulations and except for routine inspections and investigations in connection with applications by Newpark and the Newpark Subsidiaries for additional permits or authorizations. Newpark has no knowledge of any material violation of any Hazardous Materials Laws on or about its properties or the properties of any Newpark Subsidiary.

          5.13  Absence of Certain Changes.  Since December 31, 1994, except for
                --------------------------
matters of a general economic nature which do not affect Newpark and the Newpark Subsidiaries uniquely, Newpark and the Newpark Subsidiaries, taken as a whole, have not:

                5.13.1   suffered any Material Adverse Effect;

                5.13.2 made or agreed to make any distribution of any funds or assets of any kind whatsoever to any past or present stockholder of the Newpark or any Affiliate of any such person, whether by way of dividend, redemption or purchase of capital stock, or any other type of distribution on or with respect to its capital stock, whether or not similar to the foregoing;

          5.13 issued any capital stock except upon the exercise of (a) outstanding stock options and (b) other contractual commitments existing on or before the date hereof.

          5.14  Consents.  No authorizations, approvals or consents of any
                --------
governmental department, commission, bureau, agency or other public body or authority are required for consummation by Newpark or Newco of the transactions contemplated by the Merger Agreements, except such registrations or qualifications as may be required under the federal or state securities or Blue Sky laws relating to the Newpark Shares.

          5.15  Patents, Trademarks and Other Intangibles.  Except as otherwise
                -----------------------------------------
disclosed in the Newpark Reports or omitted therefrom in accordance with the Rules and Regulations, Newpark and the Newpark Subsidiaries own or have the right to use all Intangible Assets now used in the conduct of their businesses, and Newpark has no knowledge of any claim received by it or by any Newpark Subsidiary alleging any conflict between any aspect of the business of Newpark and the Newpark Subsidiaries and any Intangible Assets claimed to be owned by others which, if determined adversely to Newpark or such Newpark Subsidiary, would have a Material Adverse Effect.

          5.16  No Material Misstatements or Omissions.  No representation or
                --------------------------------------
warranty by Newpark and Newco in this Agreement, and no document, statement, certificate, exhibit or schedule furnished or to be furnished to the Company and Stull and, in the case of the Memorandum, to the Shareholders, pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

     6.   Additional Obligations and Covenants of Newpark and Newco.
          ---------------------------------------------------------

          Newpark and Newco, jointly and severally, hereby covenant and agree with Stull and the Company as follows (the fulfillment of each such covenant and agreement is a condition precedent to the Company's and Stull's obligations to consummate the Merger):

          6.1   Efforts.  Newpark and Newco agree to use reasonable efforts to
                -------
satisfy or cause to be satisfied all of the conditions precedent to the Company's and Stull's obligations under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions.

          6.2   Access and Information.  Newpark will afford to Stull and the
                ----------------------
Company and their counsel, accountants and other representatives reasonable access, throughout the period from the date hereof to the Closing Date, to all of the Newpark's properties, books, contracts, commitments, and records and shall furnish Stull and the Company during such period with all information that Stull and the Company reasonably may request, including copies and/or extracts of pertinent records, documents and contracts. The provisions of the Confidentiality Agreement dated as of June 1, 1995 (the "Confidentiality Agreement"), between Newpark and the Company shall remain in full force and effect until the Merger is consummated.

          6.3   Issuance of Stock.  Newpark has reserved for issuance, and, as
                -----------------
and when required by the provisions of the Merger Agreements, will issue the Newpark Shares, and the Newpark Shares, when so issued, will be validly issued, fully paid and nonassessable.

          6.4   Exemption for Issuance of Newpark Shares.  Newpark will use all
                ----------------------------------------
reasonable efforts to qualify the issuance of the Newpark Shares in connection with the Merger under Rule 506 of the Rules and Regulations and, if necessary, to qualify the issuance thereof pursuant to all applicable state securities or Blue Sky laws. Newpark will prepare the Proxy Statement in accordance with the requirements of the Exchange Act and will prepare the Memorandum in accordance with the informational requirements of Regulation D of the Rules and Regulations. Newpark will furnish to the Company copies of the Memorandum, which the Company shall use in connection with the solicitation of the approval of the Shareholders referred to in Section 4.9. In addition, Newpark will make available to each Shareholder prior to the vote on the Merger the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information that Newpark is required to furnish under Regulation D of the Rules and Regulations. Except as provided in the last sentence of Section 4.8, all expenses incident to the preparation of the Proxy Statement and the Memorandum and the qualification or registration of the Newpark Shares under the Blue Sky laws of any state or other jurisdiction including, without limitation, all registration and filing fees, printing expenses, expenses of complying with state securities and Blue Sky laws, fees and expenses of counsel for Newpark, and expenses of any audits of Newpark's financial statements incidental to such registration or qualification, shall be borne by Newpark.

          6.5   Corporate Matters.  Between the date hereof and the Closing
                -----------------
Date, Newpark will not, without the Company's prior written approval: (a) amend its Certificate of Incorporation; (b) issue shares of its capital stock except on exercise of (i) outstanding options and (ii) other contractual commitments existing on or before the date hereof, and except for an additional 100,000 shares of Common Stock which may be issued without such consent; (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred from treasury, except for options granted to employees under Newpark's existing employee stock option plans, as amended at the 1995 Annual Meeting of Stockholders; or (d) enter into any agreement requiring it to do any of the foregoing prohibited acts.

          6.6   No Distributions to Stockholders.  Between the date hereof and
                --------------------------------
the Closing Date, Newpark will not, without the Company's prior written approval: (a) declare, set aside or pay any dividend or make any distribution in respect of its capital stock; (b) directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock for consideration; (c) pay or distribute any cash or property to any stockholder as a loan or in payment of principal of or interest on any indebtedness to any stockholder; or (d) enter into any agreement requiring it to do any of the foregoing prohibited acts.

          6.7   Hart-Scott-Rodino Notification.  Newpark will promptly file a
                ------------------------------
notification form in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and will respond promptly to any request for additional information that it receives. Newpark will furnish to the Company copies of (a) the notification form before it is filed, (b) any request for additional information that it receives promptly after receiving it and (c) the additional information to be furnished in response to any such request before it is filed.

          6.8   Authorization by Stockholders.  At the earliest practicable
                -----------------------------
time, consistent with applicable state and federal law, Newpark shall solicit all necessary approval by its stockholders of the Merger Agreements and the Merger and, through its Board of Directors, shall recommend such approval by such stockholders, provided, however, that such recommendation is subject to any action taken by or upon the authority of the Board of Directors of Newpark in the exercise of its good faith judgment as to its fiduciary duties to its stockholders, which judgment is based upon the written advice of independent legal counsel that a failure of the Board of Directors to withdraw its recommendation would be likely to constitute a breach of its fiduciary duties to such stockholders. Upon approval of the Merger Agreements and the Merger by its stockholders, Newpark shall take all other necessary corporate action required on its part hereunder to effect the closing of this Agreement and the consummation of the transactions contemplated hereby.

          6.9   Election of Directors.  The Board of Directors of Newpark will
                ---------------------
use its best efforts to cause two persons designated by the Company to be elected to the Board of Directors of Newpark at the Effective Time.

          6.10  Additional Reports to Commission.  Newpark will duly and timely
                --------------------------------
file all periodic reports required to be filed with the Commission in accordance with the Rules and Regulations. None of such reports will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     7.   Conditions to Each Party's Obligations.
          --------------------------------------

          The respective obligations of each party to consummate the Merger under this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions except to the extent the parties may waive any of such conditions in writing:

          7.11  Securities Laws.  The Proxy Statement shall have been mailed to
                ---------------
Newpark's stockholders in accordance with the requirements of the Exchange Act and the CGCL, all applicable Blue Sky and state securities laws shall have been complied with in connection with the issuance of the Newpark Shares, and no order suspending the qualification or registration of the Newpark Shares under the Blue Sky laws of any jurisdiction shall have been issued and no proceeding for that purpose shall have been initiated or shall be threatened by the authorities of any such jurisdiction.

          7.2   Company Shareholder Approval.  The Merger and this Agreement
                ----------------------------
shall have been approved at the shareholders' meeting of the Company duly called and held in accordance with the CGCL by the holders of a majority of the Company Stock outstanding and entitled to vote thereon.

          7.3   Newpark Stockholder Approval.  This Agreement and the issuance
                ----------------------------
of the Newpark Shares in accordance with this Agreement shall have been approved at the stockholders' meeting of Newpark duly called and held in accordance with the DGCL by the holders of a majority of the shares of Common Stock of Newpark present and voting at the stockholders' meeting.

          7.4   Consents.  All consents, authorizations, orders and approvals of
                --------
(or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filing of the Agreement of Merger, the Certificate of Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization,order, approval, filing or registration would not have a Material Adverse Effect following the Effective Time.

          7.5   HSR Act.  Early termination shall have been granted or
                -------
applicable waiting periods shall have expired under the HSR Act.

          7.6   Injunction.  At the Effective Time there shall be no effective
                ----------
injunction, writ or preliminary restraining order or any order of any nature issued by a court or governmental agency of competent jurisdiction to the effect that the Merger may not be consummated as herein provided, no proceeding or lawsuit shall have been commenced by any governmental or regulatory agency for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice shall have been received from any such agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

          7.7   Tax Opinion.  The Company and Newpark shall each have received a
                -----------
written opinion of Ervin, Cohen & Jessup, in form reasonably satisfactory to the Company and Newpark (the "Tax Opinion"), to the effect that (a) the Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, (ii) the conversion in the

Merger of Company Shares into Newpark Shares will not give rise to gain or loss to the shareholders of the Company, (c) the basis of Newpark Shares received in the Merger by a Shareholder will be the same as the basis of such Shareholder in Company Shares converted into such Newpark Shares, and (d) the holding period for Newpark Shares received in the Merger by a Shareholder will include the holding period of such stockholder in Company Shares converted into such Newpark Shares. In connection with such tax opinion, Ervin, Cohen & Jessup shall be entitled to make factual assumptions as are customary in similar tax opinions, and such factual assumptions shall be confirmed by certificates signed by responsible officers of the Company and Newpark.

          7.8   Pooling.  The Company and Newpark shall have been advised in
                -------
writing, as of the Effective Time, by Deloitte & Touche that, in accordance with generally accepted accounting principles, the Merger qualifies to be treated as a "pooling of interests" for accounting purposes.

     8.   Conditions Precedent to Obligations of Newpark and Newco.
          --------------------------------------------------------

          The obligations of Newpark and Newco to consummate the Merger and issue the Newpark Shares are subject to the satisfaction of each of the additional following conditions at or prior to the Closing, unless waived in writing by Newpark:

          8.1   Accuracy of Warranties and Representations.  The
                ------------------------------------------
representations and warranties of the Company and Stull herein shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect, except as to transactions permitted herein or to which Newpark may have consented in writing and changes occurring in the ordinary course of business after the date of this Agreement and not materially adversely affecting the Company, or its properties, prospects, or financial condition, as though such representations and warranties had been made on and as of the Closing Date, and the Company and Stull shall have performed in all material respects all covenants required by this Agreement to be performed by them at or prior to the Closing.

          8.2   Authorization of Merger.  All corporate action necessary by the
                -----------------------
Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

          8.3   No Adverse Change.  There shall have been no changes after the
                -----------------
date of this Agreement in the results of operations, assets, liabilities, financial condition or affairs of the Company and the Company Subsidiaries which in their total effect have been materially adverse to the Company.

          8.4   Officers' Certificate.  The Company and Stull shall have
                ---------------------
delivered to Newpark a certificate, dated the Closing Date, executed by the President and the Chief Financial Officer of the Company and by the Stull, stating that, to the best knowledge of each, (a) all the representations and warranties of the Company and Stull contained in this Agreement are true and accurate, (b) all of the conditions precedent to the obligations of Newpark and Newco hereunder have been fulfilled and (c) the Company and Stull have duly performed all obligations and covenants to be performed by them hereunder.

          8.5   Material Contracts.  The Company shall have received consents to
                ------------------
assignment of all Material Contracts or written waivers of the provisions of any Material Contracts requiring the consents of third parties as set forth in the Disclosure Letter.

          8.6   Dissenters.  Holders of not more than 5% of the Company Shares
                ----------
shall have elected to exercise appraisal rights under the CGCL and shall have not voted in favor of the Merger.

          8.7   Opinion of the Company's Counsel.  Newpark shall have received
                --------------------------------
an opinion of Troy & Gould Professional Corporation, dated the Closing Date, substantially in the form attached hereto as Exhibit 8.7.

          8.8   Other Legal Matters.  All legal matters in connection with this
                -------------------
Agreement and the transactions contemplated hereby shall have been approved by counsel for Newpark, and there shall have been furnished to such counsel by the Company certified copies of such corporate records of the Company (including Board of Directors and shareholder resolutions approving the Merger Agreements) and copies of such other documents as such counsel may reasonably have requested for such purpose.

     9.   Conditions Precedent to Obligation of the Company and Stull.
          -----------------------------------------------------------

          The obligations of the Company and Stull to consummate the Merger are subject to the satisfaction of each of the following additional conditions at or prior to the Closing, unless waived in writing by Stull:

          9.1   Accuracy of Warranties and Representations.  The representations
                ------------------------------------------
and warranties of Newpark and Newco contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Newpark and Newco shall have performed in all material respects all of the covenants required by this Agreement to be performed by them on or before the Closing.

          9.2   Authorization of Merger.  All corporate action necessary by
                -----------------------
Newpark and Newco to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

          9.3   No Material Adverse Change.  There shall have been no changes
                --------------------------
after the date of this Agreement, in the results of operations, financial condition, liquidity, assets, properties or business of Newpark and its subsidiaries, taken as a whole.

          9.4   Officers' Certificate of Newpark.  Newpark shall have delivered
                --------------------------------
to the Company and Stull a certificate dated the Closing, signed by the President and Chief Financial Officer of Newpark and stating that, to the best knowledge of each, (a) all the representations and warranties of the Newpark and Newco contained in this Agreement are true and accurate, (b) all of the conditions precedent to the obligations of the Company and Stull hereunder have been fulfilled and (c) Newpark and Newco have duly performed all obligations and covenants to be performed by them hereunder.

          9.5   Opinion of the Newpark's Counsel.  The Company and Stull shall
                --------------------------------
have received an opinion of Ervin, Cohen & Jessup, dated the Closing Date, substantially in the form attached hereto as Exhibit 9.5.

          9.6   Other Legal Matters.  All legal matters in connection with this
                -------------------
Agreement and the transactions contemplated hereby shall have been approved by counsel for the Company and Stull, and there shall have been furnished to such counsel by Newpark certified copies of such corporate records of Newpark (including Board of Directors and shareholder resolutions approving the Merger Agreements) and copies of such other documents as such counsel may reasonably have requested for such purpose.

     10.  Closing.
          -------

          The closing ("Closing") of the transactions covered by this Agreement shall take place at 8:00 a.m., on September 14, 1995, at the offices of Ervin, Cohen & Jessup, 9401 Wilshire Blvd., Ninth Floor,Beverly Hills, California. Regardless of the actual time of the Closing, the Closing shall be deemed to have occurred effective at the opening of business on the day the Closing occurs. In the event that the conditions specified in this Agreement have not been fulfilled by that date, any party may postpone the Closing for the minimum reasonably necessary period or periods, in any event not exceeding an aggregate of 45 days, by written notice to the other parties. Any party exercising such right shall deliver written notice to the other parties specifying in reasonable detail the condition which has not been fulfilled, and the other parties will have the right to cure or correct the matter within the 45-day period. The term "Closing Date" herein shall mean the last date fixed by mutual agreement or otherwise under this Section.

     11.  Survival of Representations.
          ---------------------------

          All representations and warranties made by the Company and Newco under or in connection with this Agreement shall terminate at the Effective Time and shall be of no further force or effect thereafter. All representations, warranties and indemnifications made by Stull or Newpark under or in connection with this Agreement (including any representations and warranties set forth in the certificates delivered pursuant to Sections 8.4 and 9.4) shall survive the Closing until the earlier to occur of (a) one year after the Effective time and
(b) the date when Newpark's independent accountants issue an audit report on their audit of the financial statements containing combined operations of Newpark and the Company for the period ending December 31, 1995. Neither party shall be entitled to recover against the other for any misrepresentation or breach of warranty except to the extent that written notice of any such claim has been delivered to the party against whom recovery is sought within the applicable period setting forth in reasonable detail and specifying the nature of the claim being asserted.

     12.  Post-Closing Covenants.
          ----------------------

          12.1  Cooperation and Assistance.  Upon request, each of the parties
                --------------------------
hereto shall cooperate with the other to the extent reasonably requested, at the requesting party's expense, in furnishing information, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving Stull, the Company, Newpark or Newco which are based upon contracts, arrangements or acts of Stull or the Company or both which were in effect or occurred on or prior to the Closing.

          12.2  Access to Records.  Stull shall be entitled, after the Closing,
                -----------------
upon reasonable notice and during the regular business hours of Newpark, to have access to and to make copies of the business records of the Company which relate to periods prior to the Closing. Newpark shall retain such business records for a period of five (5) years following the Closing Date, after which time Newpark may destroy or otherwise dispose of such business records without Stull's consent.

          12.3  Tax Matters.
                -----------

                12.3.1   Control of Tax Proceedings.  Whenever any taxing
                         --------------------------
authority asserts a claim, makes an assessment, or otherwise disputes the amount of Taxes for any period prior to the Closing Date Newpark shall promptly inform Stull. The provisions of Section 13 shall apply to the defense of any such claim, assessment or dispute.

                12.3.2   Current Tax Returns.  The Company shall be
                         -------------------
responsible for the preparation and filing of all Tax Returns for the Company and Company Subsidiaries for all taxable periods that end or ended on or before the Closing Date, subject to Stull's supervision. Such Tax Returns shall be reasonably satisfactory to Newpark in form and substance.

                12.3.3   Refunds and Credits.  Any refunds and credits of Taxes
                         -------------------
attributable to any taxable year ending on or before the Closing Date shall be for the account of the Company.

                12.3.4   Cooperation.  Newpark and Stull shall cooperate with
                         -----------
each other in a timely manner in the preparation and filing of any Tax Returns, payment of any Taxes in accordance with this Agreement, and the conduct of any audit or other proceeding. Each party shall execute and deliver such powers of attorney and make available such other documents as are necessary to carry out the intent of this Section 12.3.4. Each party agrees to notify the other party of any audit adjustments that do not result in Tax liability but can be reasonably expected to affect Tax Returns of the other party.

                12.3.5   Retention of Records.  Newpark shall (i) retain
                         --------------------
records, documents, accounting data and other information (including computer data) necessary for the preparation and filing of all Tax Returns or the audit of such returns, and (ii) give to the Stull reasonable access to such records, documents, accounting data and other information (including computer data) and to its personnel (insuring their cooperation) and premises, for the purpose of the review or audit of such returns to the extent relevant to an obligation or liability of a party under this Agreement.

     13.  Indemnifications.
          ----------------

          13.1  Indemnification by Stull.  Subject to the provisions of Sections
                ------------------------
11 and 13.3, Stull hereby agrees to indemnify, defend, protect and hold harmless Newpark against all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from any breach of any warranty or representation made by him and the Company under or in connection with this Agreement. Such indemnification shall be solely the responsibility of Stull, and he shall not have any right to recover any portion of his liability from the Company, whether by right of indemnification, contribution or otherwise.

          13.2  Indemnification by Newpark.  Subject to the provisions of
                --------------------------
Sections 11 and 13.3, Newpark hereby agrees to indemnify, defend, protect and hold harmless Shareholders against all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from any breach of any warranty or representation made by Newpark and Newco under or in connection with this Agreement. The rights to such indemnification shall accrue solely to Shareholders, and the Company shall have no interest therein.

          13.3  Indemnification Procedures and Limitations.  The following
                ------------------------------------------
provisions shall apply to all indemnification and hold harmless provisions of this Agreement:

                13.3.1 No party shall be required to indemnify another pursuant hereto unless the party seeking indemnification (the "Indemnitee") shall, with reasonable promptness, provide the other party (the "Indemnitor") with copies of any claims or other documents received and shall otherwise make available to the Indemnitor all material relevant information. The Indemnitor shall have the right to defend any such claim at its expense, with counsel of its choosing, and the Indemnitee shall have the right, at its expense, using counsel of its choosing, to join in the defense of any such claim. The Indemnitee's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense in whole or in part to any claim by the Indemnitee against the Indemnitor except to the extent that such failure by the Indemnitee shall result in a material prejudice to the Indemnitor.

                13.3.2 Except as hereinafter provided, neither party shall settle or compromise any such claim unless it shall first obtain the written consent of the other, which shall not be unreasonably withheld. The foregoing notwithstanding, if suit shall have been instituted against the Indemnitee and the Indemnitor shall have failed, after the lapse of a reasonable time after written notice to it of such suit, to take action to defend the same, the Indemnitee shall have the right to defend the claim (without limiting the right of the Indemnitor to participate in the defense) and to charge the Indemnitor with the reasonable cost of any such defense, including reasonable attorneys' fees, and the Indemnitee shall have the right, after notifying but without consulting the Indemnitor, to settle or compromise such claim on any terms reasonably approved by the Indemnitee.

                13.3.3 Neither Newpark nor Stull shall have any liability for breach or warranty or representation hereunder except to the extent that the amount of all valid claims for breach of warranty or representation against it or him hereunder exceeds an aggregate of $1,200,000. In no event shall the liability of Newpark or Stull for all breaches of warranty or representation hereunder exceed ten percent (10%) of the Share Value of the Newpark Shares into which Stull's Company Shares have been converted in the Merger. To the fullest extent permitted by law, Stull shall satisfy his liability hereunder by delivering to Newpark some or all of such Newpark Shares, valued at their Share Value, and Newpark shall satisfy its liability by issuing additional Newpark Shares valued at their Share Value. Nothing contained herein shall relieve Stull or Newpark of any liability he or it may have for any intentional breach of representation or warranty.

                13.3.4 In determining the amount of any damage, loss, liability, cost or expense suffered by Newpark which gives rise to liability of Stull hereunder, there shall be taken into account the amount of any Tax benefits actually realized by Newpark and its subsidiaries attributable to such damage, loss, liability, cost or expense or derived therefrom in the same or any past or subsequent taxable period, also taking into account the Tax treatment of the receipt by Newpark of any payment from Stull.

          13.4  Dispute Resolution; Arbitration.
                -------------------------------

                13.4.1 The parties desire to finally resolve any and all issues and disputes arising out of or related to this Agreement or its alleged breach as promptly as practicable and, in any event, before Newpark's independent accountants issue an audit report on their audit of the financial statements containing combined operations of Newpark and the Company for the period ending December 31, 1995. Any such issue or dispute shall first be referred to senior executives of the parties for resolution between them, if possible. Those executives may, if they desire, consult outside experts or a mutually respected disinterested person for assistance in arriving at a resolution. The senior executives also may, if they desire, agree to mediate the dispute and shall, if they choose, do so in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA"), either as written or as modified by mutual agreement. A written agreement to undertake mediation may be made at any time. If arbitration proceedings have been instituted, they shall be stayed until the mediation process is terminated. Any dispute arising out of or related to this Agreement or its alleged breach that cannot be resolved by mutual agreement (including mutually agreed mediation) shall be resolved exclusively by final and binding arbitration, conducted as expeditiously as possible in the City of Los Angeles, California. Sections 1280 et. seq., of the California Code of Civil Procedure ("CCP") shall apply to this
- --  ---
Section and proceedings conducted pursuant to this Section.

To the extent lawful, the arbitrators, in their discretion, may shorten any time periods or notice periods specified by law, in the interest of timely completing arbitration and issuing their award.

                13.4.2 Either party may initiate arbitration of a dispute by giving the other party written notice of arbitration, which shall specify with reasonable detail (a) the issue in dispute, (b) the claims asserted and (c) the remedy sought by the party invoking arbitration. The arbitration shall be conducted before a single neutral arbitrator if the parties are able to agree on one arbitrator. If they are unable so to agree and do not agree otherwise, arbitration shall be conducted by a panel of three neutral arbitrators. None of the arbitrators shall be affiliated in any way with either of the parties or have any direct or indirect financial interest in the outcome of the arbitration. If the parties fail to reach agreement upon a single arbitrator within 5 business days following receipt by one party of the other party's notice of arbitration, the initiating party shall submit in writing to the other party the name of a neutral arbitrator selected by the initiating party. Within 5 business days after such name is submitted, the other party shall submit to the initiating party in writing the name of a neutral arbitrator selected by such other party and may submit an answering statement. Within 10 days after appointment of the second arbitrator, the two arbitrators appointed by the parties shall select a third neutral arbitrator; the three arbitrators so selected shall finally resolve the dispute. If the two arbitrators appointed by the parties fail before the end of said 10 day period to agree on a third arbitrator, the Superior Court of the State of California for the County of Los Angeles shall, upon the filing of a petition by any of the parties hereto pursuant to the provisions of Section 1281.6 of the California Code of Civil Procedure (or any successor section) and after a hearing at which all parties are afforded an opportunity to be present and be heard, select the third arbitrator from a list of five persons obtained by the Court from the Los Angeles Office of the American Arbitration Association. If the non-initiating party shall fail to appoint an arbitrator within 10 days after the name of the arbitrator selected by the initiating party is submitted, the arbitrator appointed by the initiating party shall be empowered to proceed to arbitrate and determine the matter in controversy as the sole arbitrator. All references to "the arbitrators" in the following Sections shall be deemed to refer to the sole arbitrator, if there is only one arbitrator. The arbitrators shall, at the earliest possible date, set dates for a hearing and establish any pre-hearing conferences or procedural schedules that the arbitrators deem appropriate. The arbitrators may authorize depositions and issue subpoenas in accordance with the CCP and make other decisions provided for in Section 13.4.3 below. All decisions of the arbitrators shall be by a majority of the arbitrators, unless the parties agree otherwise.

                13.4.3 It is the mutual intention of the parties that discovery, if any, shall be limited in nature and scope and, to the extent possible, shall be handled informally and by agreement. Any dispute regarding discovery shall be submitted promptly to the arbitrators and shall be resolved by them. If necessary, any decision of the arbitrators respecting discovery may be enforced by any court of competent jurisdiction in the same manner as a final award under this Section, including an order for specific performance.

                13.4.4 The arbitration proceedings shall be held in Los Angeles, California, at a place to be agreed upon by the parties. A stenographic record of the proceedings shall be made and supplied to the arbitrators and parties. Unless the parties agree otherwise, the arbitrators shall require witnesses to testify under oath or affirmation. The parties may offer such evidence as is relevant and material to the dispute and shall produce such additional evidence as the arbitrators may deem necessary to the determination of the dispute. All evidence to be considered by the arbitrators shall be offered at the hearing and subject to cross-examination unless the parties agree otherwise. The parties may, by mutual agreement, provide for presentation of evidence by written statements or other summary procedures. Prior to the hearing the parties shall exchange lists of names and addresses of all witnesses, together with the substance of the testimony of each and the report, vita and publication list of any expert witness. The arbitrators may, in their sole discretion, and as a cost of arbitration, employ experts not associated with, employed by or affiliated with any party hereto to assist the arbitrators in making their determination of the matter being arbitrated. Unless the parties agree otherwise, the parties shall simultaneously file initial briefs within 5 business days following the close of the hearing and reply briefs 5 business days thereafter. The hearing shall be deemed closed as of the final date set for the receipt of briefs.

                13.4.5 The arbitration may proceed in the absence of a party that, after due notice, fails to be present. An award shall not be made solely on the default of a party, but the arbitrators shall require the party that is present to submit such available evidence as may be reasonably required for the making of an award.

                13.4.6 All communications from the parties to the arbitrators shall be in writing except in unusual circumstances requiring oral communication regarding procedural or scheduling matters. Any oral communication to the arbitrators shall be promptly confirmed in writing. Copies of all communications with the arbitrators shall be served delivered immediately to the other party. Any papers, notices, or process necessary or proper for the initiation or completion of arbitration under this Section, or for the entry or enforcement of judgment on an award, may be served upon a party by personal service or by mail addressed to it at the address designated in this Agreement for the receipt of notices.

                13.4.7 The arbitrators shall diligently, expeditiously and in good faith decide the matter under consideration in accordance with the laws of the State of California, excluding its choice of law rules. The arbitrators shall use their best efforts to make their award before the expiration of the period specified in the introduction to Section 13.4.1. If there is only one arbitrator, his decision shall be final, conclusive and binding on all parties; if there are three arbitrators, the agreed decision of any two of them shall be final, conclusive and binding on all parties. The arbitrators shall prepare an award in writing which reflects the final decision of the arbitrators and a copy of such award shall be delivered to each party to the arbitration. Judicial confirmation of the decision of the arbitrators shall be sought only in the Los Angeles County Superior Court. Section 1293 of CCP is hereby expressly made applicable to this Agreement.

                13.4.8 The arbitrators' compensation shall be agreed upon by the parties and the arbitrators. The terms of compensation for each of the arbitrators shall be identical. The parties shall share equally the cost of the arbitration proceedings, including the fees and expenses of the arbitrators and the cost of the stenographic record.

                13.4.9 If any other provision of this Agreement should be or become invalid or ceable by force of law, the provisions of this Section 13.4 shall not be affected but shall remain in full force and effect. Any obligation to arbitrate which is established by this Section shall remain in full force and effect. Any obligation to arbitrate which is established by this Section shall not be extinguished upon the termination or expiration of this Agreement but shall survive that event.

     14.  Destruction of Assets.
          ---------------------

          All risk of loss with respect to the assets and business of the Company shall be borne by the Company until the Closing to the extent set forth in this Section 14. If on the Closing Date any assets of the Company shall have suffered loss or damage on account of fire, flood, accident, act of war, civil commotion, or any other cause or event beyond the reasonable power and control of the Company (whether or not similar to the foregoing) to an extent which materially affects the value to Newpark of the Company Shares, Newpark shall have the right at its election to complete the acquisition (in which event, as Newpark's sole and exclusive remedy with respect to the consequences of such loss or damage, all claims of the Company with respect to such loss or damage and all insurance proceeds arising therefrom shall be for the account of the Company), or, if it does not so elect, it shall have the right, which shall be in lieu of any other right or remedy whatsoever, to terminate this Agreement. In the latter event, all parties shall be released from liability hereunder.

     15.  Termination.
          -----------

          In addition to any party's right to terminate this Agreement if any condition precedent to its obligations is not satisfied on the Closing Date, subject to the provisions of this Agreement relating to the postponement of the Closing Date, either Newpark or the Company and Stull may forthwith terminate this Agreement: (a) subject to clause (b) below, without liability to the other of them if a bona fide action or proceeding (by and at the sole instance of a party or parties not an affiliate or affiliates of Newpark or the Company) shall be pending against either party on the Closing Date wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement; or (b) without prejudice to other rights and remedies which either party may have, if a material default shall be made by the other of them in the observance or in the due and timely performance of its covenants and agreements herein contained, or if there shall have been a material breach of the warranties and representations herein contained.

     16.  Notices.
          -------

          Any and all notices, demands, requests or other communications hereunder shall be in writing and shall be deemed duly given when personally delivered to or transmitted by overnight express delivery or by facsimile to and received by the party to whom such notice is intended, or in lieu of such personal delivery or overnight express delivery or facsimile transmission, 48 hours after deposit in the United States mail, first-class, certified or registered, postage prepaid, return receipt requested, addressed to the applicable party at the address provided below. The parties may change their respective addresses for the purpose of this Section 16 by giving notice of such change to the other party in the manner which is provided in this Section 16.

Stull or the Company:           c/o Penhall International, Inc.
                                1801 Penhall Way
                                Anaheim, CA 92803
                                Facsimile No.:  (714) 999-2493

                                With a copy to:

                                William D. Gould, Esq.
                                Troy & Gould Professional Corporation
                                1801 Century Park East, 16th Floor
                                Los Angeles, CA  90067
                                Facsimile No.:  (310) 201-4746

Newpark or Newco:               c/o Newpark Resources, Inc.
                                3850 North Causeway, Suite 1770
                                Metairie, LA 70002
                                Attention:  Secretary
                                Facsimile No.:  (504) 833-9506

                                With a copy to:

                                Bertram K. Massing, Esq.
                                Ervin, Cohen & Jessup
                                9401 Wilshire Boulevard, 9th Floor
                                Beverly Hills, CA  90212
                                Facsimile No.:  (310) 859-2325

     17.  Assignment.
          ----------

          Rights hereunder shall not be assignable and duties hereunder shall not be delegable by the Company, Stull, Newpark or Newco without the prior written consent of the other; consent may be withheld for any reason or without reason. Nothing contained in or implied from this Agreement is intended to confer any rights or remedies upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, unless expressly stated herein to the contrary.

     18.  Certain Definitions.
          -------------------

          As used herein, the following terms (whether used in the singular or the plural) have the following meanings:

          "Affiliate" or "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes (a) any director or officer of such Person or of any Affiliate of such Person, (b) any such director's or officer's Family Members, (c) any group, acting in concert, of one or more of such directors, officers or Family Members, and (d) any Person controlled by any such director, officer, Family Member or group which beneficially owns or holds 25% or more of any class of equity securities or profits interest. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

          "Bankruptcy Exception" means the limitation on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, whether enforcement is sought in equity or at law.

          "Family Member" means, in the case of a Person who is an individual, any parent, spouse or lineal descendant (including legally adopted descendants) of such Person, or the spouse of any such descendant.

          "Hazardous Material Laws" means any and all federal, state and local laws in effect at or before the Effective Time that relate to or impose liability or standards of conduct concerning the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. (S) 9601, et seq.), the Hazardous Materials Transportation Act (42 U.S.C. (S) 1802, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901, et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251, et seq.), the Toxic Substances Control Act (14 U.S.C. (S) 2601, et seq.), the Clean Air Act (42 U.S.C., (S) 7901 et seq.), the National Environmental Policy Act (42 U.S.C. (S) 4231, et seq.), the Refuse Act (33 U.S.C. (S) 407, et seq.), the Safe Drinking Water Act (42 U.S.C. (S) 300(f), et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

          "Hazardous Materials," means any flammable explosives, radioactive materials, asbestos, compounds known as polychlorinated byphenyls, chemicals now known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under the Hazardous Materials Laws.

          "Knowledge of the Company" (and similar terms such as "to the best of the knowledge of the Company") means the actual knowledge of Stull or any other executive officer of the Company.

          "Knowledge of Newpark" (and similar terms such as "to the best of the knowledge of Newpark") means the actual knowledge of any executive officer of Newpark.

          "Material Adverse Effect" means a material adverse effect on the financial condition, results of operations, business or prospects of the entity referred to (i.e., the Company or Newpark) and its subsidiaries (i.e., the Company Subsidiaries or the Newpark Subsidiaries), taken as a whole.

          "Permitted Lien(s)" means (a) all liens and encumbrances disclosed in the Disclosure Letter, (b) landlords', mechanics', carriers', workers' and similar statutory liens arising in the ordinary course of business for sums not delinquent, for which adequate reserves or other appropriate provisions have been made in the Company Financial Statements, (c) deed restrictions and similar exceptions to clear title not incurred in connection with indebtedness that do not materially impair the existing use or materially detract from the value of the assets or property subject thereto, and (d) liens for current taxes not delinquent, for which adequate reserves or other appropriate provisions have been made in the Company Financial Statements.

          "Person" or "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

          "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act and the Exchange Act.

          "Share Value" means the average of the closing prices of Newpark Common Stock on The Nasdaq Stock Market for the ten trading days ending on and including the Closing Date.

          "Tax" (including with correlative meaning, the terms "Taxes" and "Taxable") means any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll, premium, property or windfall profits tax, alternative or add-on-minimum tax, or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any governmental authority responsible for the imposition of any such tax.

          "Tax Return" means any return, report, statement, information statement and the like required to be filed with any authority with respect to Taxes.

     19.  Applicable Law; Jurisdiction.
          ----------------------------

          The provisions of this Agreement and all rights and obligations hereunder and under all documents, instruments and agreements executed under or in connection with this Agreement shall be governed and construed in accordance with the internal laws of the State of California applicable to contracts made and to be wholly performed within said State.

     20.  Remedies Not Exclusive.
          ----------------------

          Except as provided in Section 14, (a) no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, (b) each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, or otherwise and (c) the election of any one or more remedies by either party hereto shall not constitute a waiver of the right to pursue other available remedies.

     21.  Attorneys' Fees.
          ---------------

          In any litigation relating to this Agreement, including litigation with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

     22.  Payment of Expenses.  Whether or not the Merger is consummated,
          -------------------
Newpark will pay and be responsible for all costs and expenses incurred by Newpark and Newco in connection with this Agreement and the transactions contemplated hereby, and the Company will pay and be responsible for all costs and expenses incurred by the Company and Stull in connection with this Agreement and the transactions contemplated hereby.

     23.  Successors and Assigns.
          ----------------------

          All covenants, representations, warranties and agreements of the parties contained herein shall be binding upon and inure to the benefit of the parties, their respective heirs, personal representatives and permitted successors and assigns.

     24.  Counterparts.
          ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     25.  Headings; Severability.
          ----------------------

          Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it. The provisions of this Agreement are severable, and, if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions, to the extent enforceable, shall nevertheless be binding and enforceable upon the parties hereto.

     26.  Amendments.
          ----------

          No provision or term of this Agreement or any agreement contemplated herein between the parties hereto may be supplemented, amended, modified, waived or terminated except in a writing duly executed by the party to be charged.
This Agreement may be amended by the corporate parties hereto by or pursuant to action taken by their respective Boards of Directors at any time before or after the approval of the Merger by their shareholders, but after such approval, no amendment or modification shall be made that reduces the amount or changes the form of the consideration to be paid to Shareholders or that in any way materially adversely affects the rights of such the shareholders of the Company or Newpark without the further approval of the adversely affected shareholders.

     27.  Waivers.
          -------

          At any time prior to the Effective Time, the parties hereto, may, to the extent legally permitted: (i) extend the time for the performance of any of the obligations or other acts or any other party; (ii) waive any inaccuracies in the representations or warranties of any other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (iii) waive compliance or performance by any other party with any of the covenants, agreements or obligations of such party contained herein; and (iv) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

     28.  Entire Agreement.
          ----------------

          The Disclosure Letter and all schedules, exhibits and financial statements provided for herein are a part of this Agreement. This Agreement and the other agreements and documents provided for in this Agreement comprise the entire agreement of the parties and supersede all earlier understandings of the parties with respect to the subject matter hereof, except that the Confidentiality Agreement shall continue in effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

THE COMPANY:                                 STULL:

PENHALL INTERNATIONAL, INC.


By: /s/Roger Stull, President                /s/Roger Stull
   ------------------------                  ------------------------------
  Roger Stull, President                     Roger Stull, an individual

NEWPARK:                                     NEWCO:

NEWPARK RESOURCES, INC.                      PENHALL ACQUISITION CORPORATION


By:/s/James D. Cole, President               By:/s/James D. Cole, President
   -------------------------                    ----------------------------
  James D. Cole, President                     James D. Cole, President

                             OFFICER'S CERTIFICATE

     I, Charles Steichen, Secretary of Penhall International, Inc., a California corporation, hereby certify as follows:

     1. The foregoing MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Merger Agreement"), dated as of July 18, 1995, among Penhall International, Inc., Roger Stull, Newpark Resources, Inc., a Delaware corporation, and Penhall Acquisition Corporation, a Delaware corporation, was adopted and approved by the Board of Directors of Penhall International, Inc., in accordance with Section 252 of the General Corporation Law of the State of Delaware and was executed by the President and attested by the Secretary of Penhall International, Inc., under its corporate seal in accordance with Section 103 of the General Corporation Law of the State of Delaware.

     2. The foregoing Merger Agreement was submitted to the holders of the Common Stock of Penhall International, Inc. (the only class of capital stock which Penhall International, Inc., has outstanding) at a meeting thereof duly called for the purpose of acting on the Merger Agreement, and at said meeting more than a majority of the votes which the holders of all of the outstanding shares of Common Stock of Penhall International, Inc., were entitled to cast thereon were cast for the adoption of the Merger Agreement.

     IN WITNESS WHEREOF, I have executed this Certificate as the __ day of September, 1995.

[CORPORATE SEAL]                    ___________________________________
                                    Charles Steichen, Secretary

                             OFFICER'S CERTIFICATE

     I, Edah Keating, Secretary of Penhall Acquisition Corporation, a Delaware corporation, hereby certify as follows:

     1. The foregoing MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Merger Agreement"), dated as of July 18, 1995, among Penhall International, Inc., a California corporation, Roger Stull, Newpark Resources, Inc., a Delaware corporation, and Penhall Acquisition Corporation, was adopted and approved by the Board of Directors of Penhall Acquisition Corporation in accordance with
Section 252 of the General Corporation Law of the State of Delaware and was executed by the President and attested by the Secretary of Penhall Acquisition Corporation under its corporate seal in accordance with Section 103 of the General Corporation Law of the State of Delaware.

     2. Thereafter, the foregoing Merger Agreement was approved and adopted by the unanimous written consent of Newpark Resources, Inc., as the sole stockholder of Penhall Acquisition Corporation.

     IN WITNESS WHEREOF, I have executed this Certificate as the __ day of September, 1995.


[CORPORATE SEAL]                      ___________________________________
                                      Edah Keating, Secretary

                            AGREEMENT OF MERGER                      EXHIBIT 1.4
                            -------------------                      -----------

          This Agreement of Merger (the "Agreement") is entered into on September __, 1995, by and among PENHALL ACQUISITION CORPORATION, a Delaware corporation ("Disappearing Corporation"), PENHALL INTERNATIONAL, INC., a California corporation ("Surviving Corporation"), and NEWPARK RESOURCES, INC., a Delaware corporation ("Parent"), with reference to the facts set forth below. Disappearing Corporation and Surviving Corporation are hereinafter collectively referred to as the "Constituent Corporations".

     A. Surviving Corporation has authorized capital stock consisting of 5,000,000 shares of Common Stock, without par value, of which 394,013 shares have been duly issued and are now outstanding.

     B. Disappearing Corporation has authorized capital stock consisting of 1,000 shares of Common Stock, $.01 par value, of which 1,000 shares have been duly issued and are now outstanding.

     C. Parent has authorized capital stock totaling 21,000,000 shares, consisting of 20,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $.01 par value, of which 10,xxx,xxx shares of Common Stock and no Preferred Stock have been duly issued and are now outstanding.

     D. The Boards of Directors of Surviving Corporation, Disappearing Corporation and Parent deem it advisable and generally to the advantage and welfare of the parties and their shareholders that Disappearing Corporation merge into Surviving Corporation (the "Merger"), under and pursuant to the provisions of the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), with Surviving Corporation continuing as the Surviving Corporation and governed by the CGCL.

     E. The parties to this Agreement, along with the holder of 87.x% of the outstanding capital stock of Disappearing Corporation, have entered into an agreement captioned Merger Agreement and Plan of Reorganization (the "Merger
                    -------------------------------------------
Agreement") dated July 18, 1995, which sets forth certain representations, warranties and additional understandings of the parties.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, and for the purpose of prescribing certain terms and conditions of the Merger, including the mode of carrying the Merger into effect, and such other details and provisions as are deemed necessary or desirable or required by California law, the parties hereby agree as follows:

      1.   Merger.  In accordance with the provisions of this Agreement and the
           ------
applicable provisions of the CGCL and the DGCL, Disappearing Corporation shall be merged with and into Surviving Corporation. At the Effective Time (as defined in Section 7 below), Surviving Corporation shall be the Surviving Corporation and the separate existence of Disappearing Corporation shall cease. At the Effective Time, the Surviving Corporation shall continue its corporate existence as a California corporation and shall succeed, without further transfer, to all of the rights of each Constituent Corporation and shall be subject to all of the debts and liabilities of Disappearing Corporation in the same manner as if Surviving Corporation had itself incurred them.

     2.   Rights of Creditors, etc.  From and after the Effective Time, all
          ------------------------
rights of creditors and all liens upon the property of each of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of Disappearing Corporation shall be limited to the property affected thereby immediately prior to the Effective Time. Any action or proceeding pending by or against Disappearing Corporation may be prosecuted to judgment, which shall bind Surviving Corporation, or Surviving Corporation may be proceeded against or substituted in its place.

     3.   Articles of Incorporation of Surviving Corporation.  At the Effective
          --------------------------------------------------
Time, the Articles of Incorporation of Surviving Corporation, as existing and constituted immediately prior to the Effective Time, shall be the Articles of Incorporation of Surviving Corporation.

     4.   By-Laws of Surviving Corporation.  At the Effective Time, the Bylaws
          --------------------------------
of Surviving Corporation, as existing and constituted immediately prior to the Effective Time, shall be the Bylaws of Surviving Corporation.

     5.   Board of Directors of Surviving Corporation.  At the Effective Time,
          -------------------------------------------
the members of the Board of Directors of Surviving Corporation holding office immediately prior to the Effective Time shall be the members of the Board of Directors of Surviving Corporation.

     6.   Officers of the Surviving Corporation.  At the Effective Time, all
          -------------------------------------
persons who hold offices of Surviving Corporation shall continue to hold the same offices of the Surviving Corporation.

     7.   Filing; Effective Time.  The Merger shall become effective when an
          ----------------------
original or copy of this Agreement, to which is attached an officer's certificate of each of the Constituent Corporations conforming to the requirements of Section 1103 of the GCL, has been filed in the office of the California Secretary of State, and a Certificate Merger conforming to the requirements of Section 252 of the DGCL has been filed in the office of the Delaware Secretary of State. The time and date at which the Merger so becomes effective is referred to herein as the "Effective Time".

     8.   Conversion of Shares at the Effective Time.
          ------------------------------------------

          (a) Each share of Common Stock of Surviving Corporation that is issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger be converted into 9.229043 shares of Common Stock of Parent, without any further action on the part of the holder thereof. Cash will be paid in lieu of fractional shares. From and after the Effective Time, each holder of shares of Common Stock of Surviving Corporation shall be entitled to receive, upon surrender to Parent of the certificate or certificates representing such shares, one or more certificates representing the Common Stock of Parent into which such shares have been converted.

          (b) Each share of Common Stock of Disappearing Corporation that is issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger be converted into one (1) newly issued share of Common Stock of Surviving Corporation. From and after the Effective Time, Parent, as the sole shareholder of Disappearing Corporation, shall be entitled to receive, upon surrender to Surviving Corporation of the certificate or certificates representing such shares, one or more certificates representing the Common Stock of Surviving Corporation into which such shares have been converted.

     9.   Entire Agreement.  This Agreement and the Merger Agreement, taken
          ----------------
together, contain the entire agreement of the parties and supersede any prior written or oral agreements among them concerning the subject matter hereof.

     IN WITNESS WHEREOF each of the Constituent Corporations and Parent, pursuant to authority duly granted by its Board of Directors, has caused this Agreement to be executed by its duly authorized officers whose signatures appear below.

"Disappearing Corporation"            "Surviving Corporation"

PENHALL ACQUISITION CORPORATION,      PENHALL INTERNATIONAL, INC.,
a Delaware corporation                a California corporation


By:___________________________        By:__________________________________
  James D. Cole, President              Roger Stull, President

By:___________________________        By:__________________________________
  Edah Keating, Secretary               Charles Steichen, Secretary

"Parent"

NEWPARK RESOURCES, INC., a Delaware
corporation

By:____________________________
  James D. Cole, President

By:____________________________
  Edah Keating, Secretary

                             CERTIFICATE OF MERGER                Exhibit 1.4(a)
                             ---------------------                --------------
                                      OF
                        PENHALL ACQUISITION CORPORATION
                        -------------------------------
                            a Delaware corporation
                                     into
                          PENHALL INTERNATIONAL, INC.
                          ---------------------------
                           a California corporation


     The undersigned hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations are:

          (a) Penhall Acquisition Corporation, a Delaware corporation, which shall be the disappearing corporation (the "Disappearing Corporation"); and

          (b) Penhall International, Inc., a California corporation, which shall be the surviving corporation (the "Surviving Corporation").

     2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the Disappearing Corporation and the Surviving Corporation in accordance with the provisions of Section 252 of the Delaware General Corporation Law and in accordance with the provisions of Sections 1101 and 1108 of the California General Corporation Law.

     3. The Articles of Incorporation of the Surviving Corporation shall be its Articles of Incorporation.

     4.   The name of the Surviving Corporation shall be Penhall International,
Inc.

     5. The executed Agreement of Merger is on file at the principal place of business of the Surviving Corporation at 1801 Penhall Way, Anaheim, California 92803.

     6. A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the Disappearing Corporation or the Surviving Corporation.

     7. The Surviving Corporation hereby agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Disappearing Corporation, as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger of the Surviving Corporation and the Disappearing Corporation, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation Law and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. A copy of any such process may be mailed by the Secretary of State to the Surviving Corporation at 1801 Penhall Way, Anaheim, California 92803.


          IN WITNESS WHEREOF, the Surviving Corporation has caused this certificate to be signed by Roger Stull, its President, and attested by Charles Steichen, its Secretary, on this ___ day of September, 1995.

                                         PENHALL INTERNATIONAL, INC.
Attest:                                  a California corporation



By:_______________________________       By:__________________________________
  Charles Steichen, Secretary                       Roger Stull, President

                                      -2-